Exhibit 99.1

Waterstone Financial, Inc. Announces Results of Operations for the Quarter and the Six Months Ended June 30, 2013.

WAUWATOSA, WI – 7/30/2013 – Waterstone Financial, Inc. (NASDAQ: WSBF), holding company for WaterStone Bank, reported net income for the second quarter of 2013 of $4.9 million, compared to $6.2 million for the second quarter of 2012.  Year-to-date net income totaled $9.6 million for the six months ended June 30, 2013 compared to $8.4 million for the six months ended June 30, 2012.  Income before income taxes was $8.0 million for the three months and $15.5 million for the six months ended June 30, 2013 compared to $6.2 million and $8.5 million for the three and six months ended June 30, 2012. A valuation reserve against net deferred tax assets which was released in the fourth quarter of 2012 minimized book income tax expense through June 30, 2012.  Net income per diluted share was $0.16 for the second quarter of 2013 as compared to $0.20 per diluted share for the second quarter of 2012.

"We've posted net income for six consecutive quarters, due in large part to the hard work of our dedicated employees," said Doug Gordon, President and Chief Executive Officer of the Company. "These continued positive results demonstrate the strength of the Company and will aid in our future growth."

The Waterstone mortgage banking segment reported pre-tax income of $4.4 million for the quarter ended June 30, 2013 compared to $5.4 million for the quarter ended June 30, 2012.  Loans sold in the second quarter of 2013 were up 34% compared to the second quarter of 2012; however, margins earned on loans sold declined in 2013 such that total mortgage banking revenue increased by only 15% in 2013 compared to 2012.  At the same time, compensation expense for the second quarter of 2013 increased by 36% over the second quarter of 2012 as commissions paid to loan officers increased in proportion to increases in loan production.  The community banking segment pre-tax income for the quarter ended June 30, 2013 totaled $3.5 million compared to $628,000 for the second quarter of 2012.  Community banking operations were positively impacted by a $2.8 million decline in real estate owned expense from $2.8 million in the second quarter of 2012 to $12,000 in the second quarter of 2013.

Credit quality continued its steady pace of improvement in the second quarter of 2013.  Total nonperforming assets as a percentage of total assets declined to 5.10% at June 30, 2013 from 6.66% at December 31, 2012 and from 7.89% at June 30, 2012.  Nonaccrual loans declined by 28.7% to  $53.3 million at June 30, 2013 from $74.7 million at December 31, 2012 while real estate owned declined by 16.7% to $30.0 million from $36.0 million.  This equates to a decline in total nonperforming assets of 24.8% to $83.2 million at June 30, 2013 from $110.6 million at December 31, 2012.  Total delinquent loans declined 18.6% to $60.6 million at June 30, 2013 from $74.5 million at December 31, 2012.  The provisions for loan losses totaled $1.2 million and $3.0 million for the three and six months ended June 30, 2013, respectively.  The provisions for loan losses totaled $1.4 million and $5.1 million for the three and six months ended June 30, 2012, respectively.

About Waterstone Financial, Inc.

Waterstone Financial, Inc. (NASDAQ: WSBF) is a single-bank, thrift holding company headquartered in Wauwatosa, WI.  With $1.63 billion in assets at June 30, 2013, Waterstone has eight community bank branches in the metropolitan Milwaukee market and mortgage banking offices in eleven states around the country.  Additional financial detail related to WaterStone Bank, SSB can be found on the FDIC web site (www.fdic.gov) under the "Industry Analysis" tab.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates" or "believes."  Such statements are subject to important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) exposure to the deterioration in the commercial and residential real estate markets which could result in increased charge-offs and increases in the allowance for loan losses,  (ii) various other factors, including changes in economic conditions affecting borrowers, new information regarding outstanding loans and identification of additional problem loans, which could require an increase in  the allowance for loan losses, (iii) Waterstone's ability to maintain required levels of capital and other current and future regulatory requirements, (iv) the impact of recent and future legislative initiatives on the financial markets, and (v) those factors referenced in Item 1A. Risk Factors in Waterstone's Annual Report on Form 10-K for the year ended December 31, 2012 and as may be described from time to time in Waterstone's subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Waterstone's belief as of the date of this press release.

WATERSTONE FINANCIAL, INC.

SUMMARY OF KEY QUARTERLY FINANCIAL DATA (unaudited)
(dollars in thousands)
	2013		2012
	Q2	Q1	Q4	Q3	Q2
Performance Ratios:
Return on average assets	1.21%	1.14%	4.28%	2.00%	1.45%
Return on average equity	9.42%	9.14%	37.42%	18.26%	14.12%
Net interest margin	2.60%	2.66%	2.67%	2.67%	2.65%
Efficiency ratio	74.93%	71.95%	80.64%	72.42%	77.44%
Condensed Income Data:
Net interest income	$9,921	$10,146	$10,256	$10,635	$10,628
Provision for loan losses	1,200	1,760	1,200	2,000	1,425
Total noninterest income	26,707	23,033	25,174	27,775	23,252
Total noninterest expense	27.447	23,871	28,570	27,817	26,236
Income before income taxes	7,981	7,548	5,660	8,593	6,219
Income tax expense (benefit)	3,054	2,923	(12,420)	145	41
Net income	$4,927	$4,625	$18,080	$8,448	$6,178
Asset Quality Data:
Allowance for loan losses	$27,767	$29,298	$31,043	$30,967	$32,658
Net charge-offs	2,731	3,505	1,124	3,691	1,793
Total past due loans	60,606	71,192	74,450	77,858	84,381
Impaired loans	83,247	90,981	94,971	107,725	118,226
Real estate owned	29,983	30,799	35,974	43,837	47,815
Average Balance Sheet Data:
Total assets	1,628,967	1,647,387	1,682,241	1,676,685	1,708,021
Loans receivable and held for sale	1,235,782	1,248,893	1,265,624	1,270,414	1,275,192
Mortgage-related securities	134,985	143,628	157,187	151,162	140,792
Total interest-earning assets	1,530,723	1,548,494	1,591,149	1,580,611	1,611,163
Interest-bearing deposits	871,565	887,252	936,121	949,174	1,009,215
Borrowings	485,199	485,259	483,445	487,078	472,052
Total interest-bearing liabilities	1,356,764	1,372,511	1,419,566	1,436,252	1,481,267
Total shareholders' equity	209,699	205,297	192,231	183,534	175,537
Capital Ratios:
Equity to total assets at end of the period	12.82%	12.72%	12.20%	11.00%	10.46%
Tier I capital to average assets (bank)	12.17%	11.79%	11.13%	10.50%	9.82%
Tier I capital to risk-weighted assets (bank)	17.60%	17.49%	16.07%	14.37%	13.84%
Total capital to risk-weighted assets (bank)	18.87%	18.75%	17.34%	15.64%	15.11%

WATERSTONE FINANCIAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
                                                                                    (Unaudited)
	June 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$54,368	$71,469
Securities available for sale (at fair value)	216,253	205,017
Loans held for sale (at fair value)	132,045	133,613
Loans receivable, net of allowance for loan losses	1,079,148	1,102,629
Office properties and equipment	27,781	26,935
Real estate owned	29,983	35,974
Other assets	93,298	85,439
Total assets	$1,632,876	$1,661,076

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$893,007	$939,513
Borrowings	490,046	479,888
Other	40,478	39,041
Total liabilities	1,423,531	1,458,442
Common stock and additional paid-in capital	110,779	110,831
Retained earnings	146,039	136,487
Unearned ESOP shares	(1,280)	(1,708)
Accumulated other comprehensive income(loss), net of taxes	(932)	2,285
Treasury shares, at cost	(45,261)	(45,261)
Total shareholders' equity	209,345	202,634
Total liabilities and shareholders' equity	$1,632,876	$1,661,076

WATERSTONE FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(in thousands, except per share data)	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Interest income:
Loans	$14,862	$16,320	$30,075	$32,892
Mortgage-related securities	419	921	856	1,784
Debt securities and short-term investments	617	548	1,153	1,255
Total interest income	15,898	17,789	32,084	35,931
Interest expense:
Deposits	1,353	2,663	2,819	5,867
Borrowings	4,624	4,497	9,198	9,010
Total interest expense	5,977	7,160	12,017	14,877
Net interest income	9,921	10,628	20,067	21,054
Provision for loan losses	1,200	1,425	2,960	5,100
Net interest income after provision for loan losses	8,721	9,203	17,107	15,954
Noninterest income:
Mortgage banking income	25,455	22,507	47,443	36,708
Other	1,252	744	2,297	1,545
Total noninterest income	26,707	23,251	49,740	38,253
Noninterest expense:
Compensation and employee benefits	19,944	13,976	36,426	25,603
Occupancy, office furniture and equipment	1,862	1,688	3,778	3,409
Advertising	796	769	1,620	1,324
Real estate owned	12	2,838	153	4,273
FDIC insurance premiums	380	872	1,053	1,813
Other	4,453	6,093	8,288	9,329
Total noninterest expense	27,447	26,236	51,318	45,751
Income before income taxes	7,981	6,218	15,529	8,456
Income taxes	3,054	41	5,977	71
Net income	$4,927	$6,177	$9,552	$8,385
Income per share:
Basic	$0.16	$0.20	$0.31	$0.27
Diluted	0.16	0.20	0.30	0.27
Weighted average shares outstanding
Basic	31,144,179	31,045,148	31,134,074	31,034,644
Diluted	31,368,319	31,136,148	31,351,540	31,068,812